                                                                       Exhibit 4
                                [FORM OF NOTE]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO SUNOCO, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



SUNOCO, INC.                                               CUSIP NO:  86764PAA7


                                  $200,000,000

                      7 3/4% NOTES DUE SEPTEMBER 1, 2009

No.:  ______


          SUNOCO, INC. a Pennsylvania corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder upon surrender hereof, the principal sum indicated on Schedule A hereto on September 1, 2009 (the "Stated Maturity"), and to pay interest thereon as follows: the Interest Payment Dates shall be March 1 and September 1 of each year; interest shall be payable from and including August 20, 1999 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable
Interest Payment Date in each year, commencing on   March 1, 2000, at the rate
of 7 3/4% per annum (calculated on the basis of a 360-day year of twelve 30-day months), until the principal hereof is paid or made available for payment, provided, however, that the interest payable hereon on the Stated Maturity will be the interest accrued from and including such dates to and including such Stated Maturity. Interest so payable on any Interest Payment Date will be paid to the registered holder of this Security on each such Interest Payment Date or, if such Interest Payment Date is not a Business Day, on the Business Day next succeeding such Interest Payment Date.

          Payment of the principal of and any premium and interest on this Security will be made at the Corporate Trust Office of Citibank, N.A. in New York, New York, which has been initially designated as Paying Agent, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile.

Dated:  August   , 1999


                                    SUNOCO, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                         CERTIFICATE OF AUTHENTICATION


     This is one of the series of Debt Securities referred to in the within mentioned Indenture.



                                    CITIBANK, N.A.
                                      as Trustee


                                    By:
                                       ---------------------------------
                                       Authorized Signatory
                                       Title:

                     [FORM OF REVERSE OF GLOBAL SECURITY]


          This 7 3/4% Note due September 1, 2009 is one of a duly authorized issue of debt securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of May 15, 1994 (the "Indenture") between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000. The Securities of this series are issuable only as Registered Securities, without coupons, in denominations of $1,000 and integral multiples thereof. All terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

          The Securities of this series will constitute senior, unsecured general obligations of the Company, ranking equally with other unsecured, unsubordinated indebtedness of the Company.

          The Securities will be redeemable in whole or in part, at the Company's option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments on such Securities, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points plus accrued interest on the principal amount being redeemed to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day before such redemption date, as published in the daily statistical release (or any successor release) by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not available or does not contain such prices on such business day, the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date.

          "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors; provided, however, that if Credit Suisse First Boston Corporation ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 5:00 p.m. on the third business day before such redemption date.

          "Remaining Scheduled Payments" means, the remaining scheduled payments of the principal of the Securities to be redeemed and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

          The Company may, without the consent of the holders of the Securities, create and issue securities ranking equally with the Securities in all respects so that such additional securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as such Securities. No additional securities may be issued if an Event of Default has occurred with respect to the Securities.

          The Securities of this series will be construed in accordance with and governed by the laws of the State of New York.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

          The initial principal amount at maturity of this Security shall be $200,000,000. The following decreases/increases in the principal amount at maturity of this Security have been made:




                                                             Total Principal
                                                                Amount at
                        Decrease in         Increase in         Maturity          Notation Made
     Date of             Principal           Principal          Following            by or on
     Decrease/           Amount at           Amount at          Decrease/           Behalf of
     Increase            Maturity            Maturity           Increase             Trustee
     --------            --------            --------           --------             -------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
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------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------
------------------  ------------------  ------------------  ------------------  ------------------